Exhibit 99.7

EXECUTION VERSION

INTERIM INVESTORS AGREEMENT

This INTERIM INVESTORS AGREEMENT (the “Agreement”) is made as of August 4, 2021, by and among Unicorn II Holdings Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“HoldCo”), Unicorn II Parent Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands and a wholly-owned subsidiary of HoldCo (“Parent”), Unicorn II Merger Sub Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands and a wholly-owned subsidiary of Parent (“Merger Sub”), New Frontier Public Holding Ltd., (the “Sponsor”) and each of the Persons set forth in Schedule I hereto (together with the Sponsor, the “Investors” and, together with HoldCo, Parent and Merger Sub and other parties that join this Agreement by executing a joinder in substantially the form of Exhibit B attached hereto, the “Parties”). Capitalized terms used herein but not defined shall have the meanings given to them in the Merger Agreement (as defined below) or, if not defined therein, in the applicable Support Agreement or Additional Rollover Agreements (as defined below).

RECITALS

WHEREAS, on or around the date hereof, New Frontier Health Corporation, an exempted company organized and existing under the laws of the Cayman Islands (the “Company”), Parent and Merger Sub executed an Agreement and Plan of Merger (as may be amended, restated, modified or supplemented, the “Merger Agreement”) pursuant to which Merger Sub will be merged with and into the Company (the “Merger”) with the Company surviving the Merger and becoming a wholly-owned subsidiary of Parent;

WHEREAS, on or around the date hereof, certain Investors or their respective Affiliates executed letter agreements in favor of HoldCo (as may be amended, restated, modified or supplemented, the “Equity Commitment Letters”), pursuant to which each such Investor or its Affiliates agreed, subject to the terms and conditions set forth therein, to make an equity investment, in the form of cash (each, as may be adjusted in accordance with Section 1.2, the “Equity Commitment” of such Investor), in HoldCo immediately prior to the Closing in connection with the Merger. The amount of the Equity Commitment of each Investor as of the date hereof is set out against the name of such Investor in column (C) of Schedule I hereto;

WHEREAS, on or around the date hereof, certain Investors or their respective Affiliates executed limited guarantees in favor of the Company (the “Limited Guarantees”), pursuant to which each such Investor or its Affiliates agreed, subject to the terms and conditions set forth therein, to guarantee certain payment obligations of HoldCo, Parent or Merger Sub arising under the Merger Agreement;

WHEREAS, on or around the date hereof, certain Investors or their respective Affiliates or its or their respective direct or indirect equityholders executed a support agreement (as may be amended, restated, modified or supplemented, the “Support Agreement”) with Holdco, pursuant to which each such Investor or its Affiliate or its or their respective equityholders agreed to (a) have the Rollover Shares and the Rollover Warrants as set out thereunder be cancelled at the Effective Time for no consideration, (b) subscribe (or cause to subscribe) for certain Rollover Consideration immediately prior to the Closing (the actions described in sub-clauses (a) and (b), as may be adjusted in accordance with Section 1.2, the “Equity Rollover” of such Investor), and (c) pursuant to the Support Agreement, to vote in favor of the Merger, and give consent in favor of the Warrant Amendment, in each case on terms and conditions set out in the applicable Support Agreement. The amount of the Rollover Shares and the Rollover Warrants of each Investor as of the date hereof is set out against the name of such Investor in columns (B1) and (B2), respectively, of Schedule I hereto;

WHEREAS, on or after the date hereof, HoldCo and one or more shareholders of the Company may enter into certain additional rollover agreements (the “Additional Rollover Agreements”) providing for rollover arrangement with respect to certain ordinary shares of the Company and/or warrants issued by the Company to such shareholders or their designated holding vehicles (it being understood that, for all purposes hereunder, any breach by any such shareholder shall be deemed a breach by such designated holding vehicle of the applicable Additional Rollover Agreement) substantially similar to that with respect to Rollover Shares and/or Rollover Warrants as provided under the Support Agreement;

WHEREAS, the Investors, HoldCo, Parent and Merger Sub wish to agree to certain terms and conditions that will govern the actions of HoldCo, Parent and Merger Sub and the relationship among the Investors with respect to the Merger Agreement, the Equity Commitment Letters, the Limited Guarantees, the Support Agreement and the Additional Rollover Agreements, and the transactions contemplated thereby.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the Parties hereby agree as follows:

AGREEMENT

ARTICLE I
AGREEMENTS AMONG THE INVESTORS

Section 1.1       Actions under the Merger Agreement. The Sponsor may cause HoldCo, Parent and Merger Sub to take any action or refrain from taking any action in order for them to comply with their obligations, satisfy counterparties’ closing conditions or exercise their rights under the Merger Agreement; provided that, notwithstanding anything set forth in any Equity Commitment Letter to the contrary, the Sponsor shall not, and shall not cause HoldCo, Parent or Merger Sub to take any action or refrain from taking any action with respect to determining that the conditions to closing specified in Article VIII of the Merger Agreement (the “Closing Conditions”) have been satisfied, amending the Closing Conditions, waiving compliance with any agreement or condition in the Merger Agreement, including any Closing Condition, terminating the Merger Agreement or determining to close the Merger, in each case, without the prior written consent of the Principal Investors who are entitled to receive at least the majority of all HoldCo Shares that all Principal Investors are entitled to receive, in each case, as set forth against their respective names in column (E) of Schedule I hereto (taking into account any adjustment made pursuant to Section 1.2(b)) (the “Majority Principal Investors”); provided, further, that the Sponsor shall not, and shall not cause HoldCo, Parent or Merger Sub to (i) amend the Merger Agreement in a way that (x) changes the terms and conditions relating to the HoldCo Termination Fee, increases the Merger Consideration, the Per Share Merger Consideration, the Per Warrant Merger Consideration, Per Warrant Consent Fee, increases the HoldCo Termination Fee, or otherwise materially increases the Principal Investors’ payment obligations and/or payment liability or by its terms has a material adverse economic impact on the Principal Investors, in each case, without the prior written consent of each of the Principal Investors, or (y) by its terms has an impact, economic or otherwise, on any Investor that is disproportionately adverse to the impact, economic or otherwise, on any other Investor without such Investor’s prior written consent, or (ii)(x) terminate the Merger Agreement or determine not to close the Merger that would result in the HoldCo Termination Fee becoming payable pursuant to Section 9.3(b) of the Merger Agreement, or (y) determine that the condition to closing specified in Section 8.2(c) (No Material Adverse Effect) of the Merger Agreement has been satisfied or waived, in each case, without the prior written consent of each of the Principal Investors who is a Guarantor. Sponsor, HoldCo, Parent and Merger Sub shall not, and the Investors shall not permit Sponsor, HoldCo, Parent or Merger Sub to, determine that the Closing Conditions have been satisfied, waive any Closing Condition, terminate, amend or modify the Merger Agreement or determine to close the Merger, unless such action has been approved in accordance with this Agreement. Each of HoldCo, Parent and Merger Sub agrees not to take any action with respect to the Merger Agreement, including granting or withholding of waivers or entering into amendments, unless such actions are in accordance with this Agreement. For purposes hereof, “Principal Investors” means the Investors who are denoted a “Principal Investor” in column (H) of Schedule I hereto.

Section 1.2       Equity Commitment and Equity Rollover.

(a)      HoldCo shall, at the direction of the Sponsor, enforce or waive (or grant or withhold consents under) the provisions of the Equity Commitment Letters, the Support Agreement and the Additional Rollover Agreements in accordance with the respective terms therein and the terms of the Merger Agreement. Each Investor who has delivered an Equity Commitment Letter, a Support Agreement or an Additional Rollover Agreement shall comply with its obligation thereunder; provided that no Investor shall have an independent right to enforce or waive (or grant or withhold consents thereunder) any provision in an Equity Commitment Letter, a Support Agreement or an Additional Rollover Agreement, other than as provided in the immediately preceding sentence. Notwithstanding anything in any Equity Commitment Letter to the contrary, and prior to the Effective Time, none of the Investors shall be entitled to assign, sell-down or syndicate any part of its Equity Commitment to any third party without the prior consent of the Sponsor (except for assignment, sell-down or syndication of all or any part of its Equity Commitment by an Investor to any of its Affiliates, or one or more affiliated investment funds or investment vehicles that are advised, managed or sponsored by the general partner or investment manager of the Investor or any Affiliate thereof subject to the applicable Equity Commitment Letter (each, a “Permitted Syndication”)). Each Investor shall be entitled to receive, in consideration for its and/or its Affiliates’ Equity Commitment and Equity Rollover, the number of HoldCo Shares as set forth against its name in column (E) of Schedule I hereto, such HoldCo Shares to be issued to such Investor and/or any of its Affiliates as such Investor may designate by reasonably advance written notice to the Sponsor. For the purpose of this Agreement, “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 under the U.S. Securities Exchange Act of 1934, as amended, including, for the avoidance of doubt, with respect to an Investor, any affiliated investment funds of such Investor or any investment vehicles of such Investor or such funds; provided, however, that with respect only to Investors that are private equity funds in the business of making investments in portfolio companies managed independently, including without limitation, Warburg Pincus, no portfolio company of any such Investor or its Affiliates (including any portfolio company of any affiliated investment fund or investment vehicle of the Investor or such funds) shall be deemed to be an Affiliate of such Investor.

(b)      Notwithstanding anything herein to the contrary (but subject to the proviso in this Section 1.2(b)), the Sponsor may, at its discretion and from time to time prior to the Closing (including in the event of there being any Failing Investor (as defined below)), adjust the amount of Equity Commitment and/or the number of Rollover Shares and/or Rollover Warrants of any Investor (and correspondingly make proportional adjustments to the number of Rollover Consideration and LG Percentage of any Investor and corresponding adjustments to the number of Holdco Shares such Investor is entitled to receive as set forth against its name in column (E) of Schedule I hereto), provided that the Sponsor may not, pursuant to this Section 1.2(b) or otherwise, (i) increase the amount of Equity Commitment of any Investor without such Investor’s prior written consent, (ii) adjust (whether by increasing or reducing) the amount of Equity Commitment or the number of Rollover Shares or Rollover Warrants of any Principal Investor without such Principal Investor’s prior written consent, (iii) increase the number of Rollover Shares and/or Rollover Warrants of any Investor to be more than the number of Shares and/or Warrants, as applicable, held by such Investor, or (iv) effect any such adjustment if such adjustment would, when taken together with all other such adjustments, result in the aggregate amount of Equity Commitments by all Investors (including any new investor who has executed a Joinder Agreement in the form attached hereto as Exhibit B but other than any Failing Investor) to be less than the Required Equity Funding. The Sponsor shall notify each Party in writing of any adjustments to the amount of Equity Commitment and/or the number of Rollover Shares and/or Rollover Warrants (and any corresponding adjustments to the number of Rollover Consideration and LG Percentage and corresponding adjustments to the number of Holdco Shares such Investor is entitled to receive as set forth against its name in column (E) of Schedule I hereto) of any Investor made pursuant to this Section 1.2(b), such notice to be accompanied by an updated Schedule I reflecting the effects of such adjustments, whereupon such adjustments (including the updated Schedule I) shall be deemed final and binding on all Parties, and each Party shall take all actions reasonably requested by the Sponsor (including, to the extent permitted by the Merger Agreement, amending the relevant Equity Commitment Letters, Limited Guarantees, Support Agreement and/or the Additional Rollover Agreements) to give full force and effect to such adjustments. For purposes hereof, “Required Equity Funding” means the excess, if any, of (x) the sum of the Merger Consideration and any other amounts required to be paid in connection with the consummation of the Transactions upon the terms and conditions contemplated by the Merger Agreement and all related fees and expenses associated therewith, over (y) the amount of the Debt Financing and/or the amount of the Alternative Financing, if applicable, funded or reasonably expected to be funded at the Closing, in each case, as calculated or determined by the Sponsor.

(c)      In the event that, after all adjustments made pursuant to Section 1.2(b), the aggregate amount of Equity Commitments by all Investors (other than any Failing Investor) is still less than the Required Equity Funding, then the Sponsor may offer the opportunity of providing additional equity commitments or equity rollovers to any Investor (other than any Failing Investor) or any new investor, and in such manner, as may be determined by the Sponsor, provided that any such additional equity commitment or equity rollover shall be on terms and conditions substantially the same as the terms and conditions of the existing Equity Commitment or Equity Rollover, as applicable, and such new investor shall execute a Joinder Agreement in the form attached hereto as Exhibit B, and the amounts of Equity Commitment and/or Equity Rollovers of such Investor or new investor that provides additional equity commitments and/or equity rollovers pursuant to the foregoing shall be adjusted accordingly. For the avoidance of doubt, nothing in this Agreement shall obligate any Investor to provide any equity commitment in addition to its Equity Commitment.

Section 1.3       Limited Guarantees. The Investors shall reasonably cooperate in defending any claim that one or more Guarantors are liable to make payments under the Limited Guarantees. Subject to Section 1.9(c), each Investor who is a Guarantor agrees to contribute to the amount paid or payable by any other Guarantor in respect of such other Guarantor’s Limited Guarantee (other than any such payment made by a Guarantor solely arising from such Guarantor’s breach of its obligations under its Limited Guarantee, which amounts shall not be subject to this Section 1.3) so that each Guarantor will have paid an amount equal to the product of the aggregate amount paid under all of the Limited Guarantees multiplied by a fraction of which the numerator is such Guarantor’s Maximum Amount (as defined in such Investor’s Limited Guarantee) and the denominator is the sum of all Guarantors’ Maximum Amount (such fraction, expressed as a percentage, such Guarantor’s “LG Percentage”). The LG Percentage of each Investor who is a Guarantor as of the date hereof is set out against the name of such Investor in column (G) of Schedule I hereto.

Section 1.4       Debt Financing.

(a)      Parent and Merger Sub shall, at the direction of the Sponsor, negotiate, enter into and borrow under the definitive documentation relating to the Debt Financing; provided that the aggregate amount of Debt Financing funded at the Closing shall not be less than US$350,000,000 without the written consent of each of the Principal Investors. The Sponsor shall be the primary negotiators on behalf of Parent and Merger Sub regarding the terms of the definitive documentation relating to the Debt Financing. The Investors shall work together and cooperate in good faith in connection with arranging and negotiating the full documentation relating to the Debt Financing. Each Investor shall provide such assistance in connection with arranging and negotiating the full documentation relating to the Debt Financing as may be reasonably requested by the Sponsor.

(b)      To the extent legally permissible, each of the Investors shall furnish the lenders of the Debt Financing, as promptly as reasonably practicable, with financial and know-your-client information and execute and deliver such financing documents, certificates and other supporting documentation as are reasonably or customarily requested by the lenders of the Debt Financing, subject to appropriate confidentiality undertakings satisfactory to each of the Investors. In addition, each of the Investors shall use reasonable best efforts, to the extent legally permissible, to furnish the lenders of the Debt Financing with information reasonably or customarily requested (and in such Investor’s possession) by them regarding the financial condition, business, operations and assets of the Company, in order for them to evaluate the Company and the terms of the Debt Financing. Each of the Investors further agrees to reasonably assist in providing information required for the preparation of materials for the lenders of the Debt Financing, including information memoranda and similar documents required in connection with the Debt Financing. For the avoidance of doubt, nothing in this Section 1.4(b) shall be construed to create any obligation on the part of any Investor to personally pledge any collateral in connection with the Debt Financing, and the obligations of the Investors under this Section 1.4(b) shall be subject to the fiduciary duties and other obligations of the Investors under applicable Laws.

Section 1.5       No Acquisition of Additional Securities. Without the prior written consent of the Sponsor (which consent may be granted or withheld at the Sponsor’s sole discretion), no Investor may, directly or indirectly (including by way of exercising or settling any Warrants or Company Options or Company RSU Awards), acquire Beneficial Ownership of any Shares, Warrants or other equity securities in the Company. Notwithstanding anything in this Agreement, none of the provisions of this Agreement shall in any way limit Goldman Sachs & Co. LLC or any of its Affiliates from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of their business.

Section 1.6       Shareholders Agreement; Appointment of Directors. Each Investor agrees to negotiate in good faith with the other Investors with respect to, and enter into concurrently with the Effective Time, a shareholders’ agreement in relation to HoldCo or other definitive agreements containing customary terms and, subject to mutually agreed changes, the terms set forth on Exhibit A hereto. In the event that the Investors are unable to agree on the terms of the shareholders’ agreement, the terms set forth on Exhibit A hereto shall govern with respect to the matters set forth therein following the Effective Time and until such time as the Investors enter into a shareholders’ agreement.

Section 1.7       Required Information. Each of the Investors, on behalf of itself and its respective Affiliates, agrees to promptly provide to HoldCo (consistent with the timing required by the Merger Agreement or applicable Law, as applicable) all necessary information about such Investor (or its Affiliates) that HoldCo (at the direction of the Sponsor) reasonably determines as required to be included in (i) the Proxy Statement, (ii) the Schedule 13E-3 or (iii) any other filing or notification with any Governmental Entity in connection with the Transactions, including the Merger, this Agreement, the Equity Commitment Letters, the Limited Guarantees, the Support Agreement, the Additional Rollover Agreements or any other agreement or arrangement to which it (or any of its Affiliates or equityholders) is a party relating to the Transactions. Each of the Investors shall reasonably cooperate with HoldCo in connection with the preparation of the foregoing documents to the extent such documents relate to such Investor (or any of its Affiliates) and HoldCo shall notify the Investors of the form and terms of such documents and provide the Investors with reasonable time and opportunity to review and comment on such documents, which HoldCo shall consider in good faith. Each of the Investors agrees to permit the Company to publish and disclose in (i) the Proxy Statement, (ii) the Schedule 13E-3 and (iii) all documents filed with any Governmental Entity in connection with the Transactions, its and its respective Affiliates’ identity and beneficial ownership of the Shares, the Warrants or other equity securities of the Company and the nature of such Party’s commitments, arrangements and understandings under this Agreement, the Equity Commitment Letters, the Limited Guarantees, the Support Agreement, the Additional Rollover Agreements or any other agreement or arrangement to which it (or any of its Affiliates or equityholders) is a party relating to the Transactions (including a copy thereof), to the extent required by applicable Law or the SEC (or its staff). Notwithstanding the foregoing, no Investor is required to make available to the other Parties any of its internal investment committee materials or analyses or any information which it considers to be commercially sensitive information, except where disclosure of such information is specifically required by applicable Law or the SEC (or its staff). Each of the Investors hereby represents and warrants to HoldCo and the Sponsor as to itself and its Affiliates, as applicable, that, solely with respect to any information supplied by such Investor in writing pursuant to this Section 1.7, none of such information contained or incorporated by reference in the Proxy Statement will at the time of the mailing of the Proxy Statement to the shareholders of the Company, at the time of the Shareholders Meeting, or at the time of any amendments thereof or supplements thereto, and none of such information supplied or to be supplied by such Investor for inclusion or incorporation by reference in the Schedule 13E-3 to be filed with the SEC concurrently with each filing of the Proxy Statement will, at the time of such filing with the SEC, or at the time of filing with the SEC any amendments thereof or supplements thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If required under applicable Law or requested by applicable Governmental Entities following the time that all of the relevant facts and circumstances of a Party’s involvement in the Transactions are provided to such Governmental Entities and such Party has had a reasonable amount of time (taking into consideration the status of the applicable Governmental Entity’s clearance of other related documents and filings relating to the Transactions, such as the Proxy Statement) to present and explain its positions with the applicable Governmental Entity, such Party agrees to join (and to cause its Affiliates to join) as a filing party to any Schedule 13E-3 filing discussed in the preceding sentence. Any Investor may require that, to the extent legally permissible and reasonably practicable, any materials to be provided to a Governmental Entity that contain sensitive or confidential information in respect of such Investor or any of its Affiliates only be furnished on a counsel-only basis or directly to the applicable Governmental Entity requesting such information. For purposes of clarification, the Parties hereto acknowledge and agree that no Investor nor any of its Affiliates shall be required to (i) negotiate, agree to or accept any sale, divestiture, license or disposition of, or otherwise holding separate (including by establishing a trust or otherwise), any of its or any of their respective Affiliates’ businesses, assets or properties, or to agree to any limitations with respect to the conduct of its or any of their respective Affiliates’ businesses (outside its and their respective Affiliates’ ownership in the Company), in each case, as may be required or requested by any Governmental Entity in connection with the transactions contemplated by the Merger Agreement, or (ii) enter into any settlement, undertaking, consent decree, stipulation or agreement with any Governmental Entity in connection with the transactions contemplated by the Merger Agreement with respect to the conduct of its or any of their respective Affiliates’ businesses (outside its and their respective Affiliates’ ownership in the Company).

Section 1.8       Consummation of the Transactions. In the event that the Closing Conditions are satisfied or validly waived in accordance with the terms of the Merger Agreement and this Agreement, and HoldCo, Parent and Merger Sub are obliged to consummate the Merger in accordance with the Merger Agreement, the Sponsor may (i) direct HoldCo to enforce the obligation of any Failing Investors under its Equity Commitment Letter, Support Agreement or Additional Rollover Agreements, as applicable, and/or (ii) terminate the participation in the Transactions of any Investor that fails to fulfill its obligations to fund its Equity Commitment or effect its Equity Rollover when required pursuant to the terms and subject to the conditions set forth in its Equity Commitment Letter, Support Agreement and/or Additional Rollover Agreements, as applicable (such obligations, the “Commitment” of such Investor) or that asserts in writing its unwillingness to fulfill its Commitment, in each case when required pursuant to its Equity Commitment Letter, Support Agreement or Additional Rollover Agreements, as applicable (a “Failing Investor”); provided, that such termination shall not affect the rights of the Closing Investors (as defined below) or HoldCo against such Failing Investor with respect to such breach or threatened breach, which rights shall be exercised in the manner as provided in Section 2.4 and Section 2.5 hereof.

Section 1.9       Termination Fee and Expense Sharing.

(a)      Upon consummation of the Transactions and from time to time thereafter, HoldCo shall or shall cause the Surviving Entity to reimburse the Investors for, or pay on behalf of the Investors, as the case may be, all of their out-of-pocket costs and expenses incurred in connection with the Transactions (the “Consortium Transaction Expenses”), including without limitation, (a) the reasonable fees, expenses and disbursements of Joint Advisors (as defined below) retained by the Parties (other than fees and costs of any separate advisors and/or consultants who were retained by any Party unless and only to the extent such appointment and expenses are agreed to in advance in writing by the other Parties), and (b) reasonable costs and expenses incurred by any Investor or its Affiliates (other than HoldCo, Parent, Merger Sub, the Company and its subsidiaries) or the attorneys thereof in connection with defending, being a witness in or participating in an Action relating to or arising from the Transactions, including without limitation, responding to any subpoenas, regulatory requests or any other judicial or regulatory process or orders. For the purposes of this Agreement, the Parties agree that the Sponsor shall be responsible for engaging (including the scope and engagement terms), terminating or changing all joint advisors and/or consultants to the Parties in connection with the Merger (such joint advisors and/or consultants to the Parties engaged in accordance with this Section 1.9(a), the “Joint Advisors”), provided that the Parties agree and acknowledge that Simpson Thacher & Bartlett LLP, Ogier and PricewaterhouseCoopers have been selected by the Parties as the U.S. legal counsel, Cayman Islands legal counsel and accounting and tax advisors, respectively, to advise the Parties in connection with the Merger and shall be a “Joint Advisor” under this Agreement.

(b)      If the Merger Agreement is terminated prior to the Closing in accordance with its terms (and Section 1.9(c) below does not apply), the Investors agree to share the Consortium Transaction Expenses incurred in connection with the Transactions in proportion to their respective LG Percentages.

(c)      If the failure of the Transactions to be consummated prior to termination of the Merger Agreement results from any unilateral breach of this Agreement, the Equity Commitment Letters, the Support Agreement and/or the Additional Rollover Agreements, as applicable, by one or more Investors and their respective Affiliates or equityholders, then the breaching Investor(s) shall be responsible to pay the full amount of the Consortium Transaction Expenses and reimburse HoldCo, Parent and Merger Sub and each Investor who is not a breaching Investor and Affiliates of such Investor (other than the Company and its subsidiaries) for the HoldCo Termination Fee and any other costs and expenses paid by HoldCo, Parent and Merger Sub in accordance with the Merger Agreement and all of their out-of-pocket costs and expenses (including any amounts payable by the Guarantors in respect of the Limited Guarantees) incurred in connection with the Merger, including the fees, expenses and disbursements of any separate advisors or consultants retained by such non-breaching Investor, without prejudice to any claims, rights and remedies otherwise available to HoldCo, Parent and Merger Sub or such non-breaching Investor and its Affiliates.

(d)      Any termination, break-up, reimbursement or other fees and amounts (including the Company Termination Fee) paid by the Company or any of its Affiliates to HoldCo, Parent or Merger Sub pursuant to the Merger Agreement or otherwise shall be first used to pay, or adequately provisioned for, all Consortium Transaction Expenses, before being promptly paid to the Investors (other than any Investor that is a Failing Investor at the time of termination of the Merger Agreement) or their designees in proportion to their respective LG Percentages, determined excluding the Maximum Amount of each Failing Investor.

(e)      The obligations under this Section 1.9 shall exist whether or not the Merger is consummated, and shall survive the termination of the other terms of this Agreement.

Section 1.10     Notice of Closing; Notices; Consultation. HoldCo will use its commercially reasonable efforts to provide each Investor with at least five (5) Business Days prior notice of the Closing Date under the Merger Agreement; provided that the failure to provide such notice will not relieve an Investor of its obligations under this Agreement. Any notices received by HoldCo pursuant to Section 10.4 of the Merger Agreement shall be promptly provided to each Investor at the address set forth in such Investor’s Equity Commitment Letter, Support Agreement and/or the Additional Rollover Agreements. Each Principal Investor hereto shall keep the other Principal Investors reasonably informed of any material developments regarding the transactions contemplated by the Merger Agreement and the other transactions contemplated by the Equity Commitment Letters, Limited Guarantees, Support Agreement, Additional Rollover Agreements or hereby, and shall use its reasonable efforts to notify the other Principal Investors hereto promptly of any such material development in connection herewith or therewith. The Sponsor shall keep the other Investors reasonably informed of any material developments regarding the transactions contemplated by the Merger Agreement and the other transactions contemplated by the Equity Commitment Letters, Limited Guarantees, Support Agreement, Additional Rollover Agreements or hereby, and shall use its reasonable efforts to notify the other Investors hereto promptly of any such material development in connection herewith or therewith.

Section 1.11      Representations and Warranties; Covenant.

(a)      Each Investor hereby represents, warrants and covenants to the other Investors that: (i) it has the requisite power and authority to execute, deliver and perform this Agreement, (ii) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary action on the party of such Investor and no other proceedings or procedures are necessary to approve this Agreement, (iii) this Agreement has been duly executed and delivered by such Investor and constitutes a valid and binding agreement of such Investor enforceable in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether considered in a proceeding in equity or at law), and (iv) such Investor’s execution, delivery and performance of this Agreement will not violate: (A) if such Investor is a corporate entity, any provision of its organizational documents or (B) any order, writ, injunction, decree or statute, or any rule or regulation, applicable to such Investor.

(b)      Each Investor hereby represents, warrants and covenants to the other Investors that none of the information supplied in writing by such Investor specifically for inclusion or incorporation by reference in the Proxy Statement or Schedule 13E-3 will cause a breach of the representations and warranties of HoldCo, Parent or Merger Sub set forth in the Merger Agreement.

(c)      Until this Agreement is terminated pursuant to Section 2.1, no Investor shall enter into any agreement, arrangement or understanding with any other potential investor or acquirer, group of investors or acquirors, or the Company or any of its representatives with respect to the subject matter of this Agreement and the Merger Agreement or any other similar transaction involving the Company without the prior approval of the Sponsor; provided that this Section 1.11(c) shall continue to apply to an Investor that is a Failing Investor for a period of two (2) years following such Investor becoming a Failing Investor.

(d)      Each of HoldCo, Parent and Merger Sub hereby represents, warrants and covenants to each of the Investors that it has not entered, and prior to the Closing will not enter, into any agreement or arrangement of any kind with any other Investor that grants such Investor: (i) the right to purchase a different class of security than that being purchased by the Investors in accordance with the terms of the Equity Commitment Letters, the Support Agreement and/or the Additional Rollover Agreements, (ii) the right to purchase the same class of security as that being purchased by the Investors in accordance with the Equity Commitment Letters, the Support Agreement and/or the Additional Rollover Agreements, but at a lower price than pursuant thereto, or (iii) any other right not provided for herein, except, in all cases, agreements or arrangements entered into by HoldCo, Parent or Merger Sub with the consent of all Principal Investors.

(e)      Each of HoldCo, Parent and Merger Sub hereby represents and warrants to each of the Investors that it was formed solely for the purpose of engaging in the Transactions and has not conducted any business prior to the date hereof, and has no, and prior to the Effective Time, will have no, assets, liabilities or obligations of any nature other than pursuant to any debt commitment letter or definitive documentation relating to the Debt Financing and those incident to its formation and capitalization pursuant to the Merger Agreement and the Transactions. The Sponsor hereby represents, warrants and covenants to the other Investors that it has not, and prior to the Effective Time, will not, cause HoldCo, Parent or Merger Sub to take any action inconsistent with the representations and warranties of HoldCo, Parent and Merger Sub in this Section 1.11(e).

(f)       Each Investor hereby represents, warrants and covenants to each of the other Investors, HoldCo, Parent and Merger Sub that such Investor is (a) either (i) not a “U.S. Person” as defined in Rule 902 of Regulation S of the U.S. Securities Act of 1933, as amended, or (ii) an “accredited investor” within the meaning of Rule 501(a) under Regulation D of the U.S. Securities Act of 1933, as amended, and (b) a “professional investor” (as defined in Part 1 of Schedule 1 to the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong)).

Section 1.12      Announcement. Subject to Section 7.4 of the Merger Agreement as it relates to HoldCo, Parent and Merger Sub, no announcements regarding the subject matter of this Agreement shall be issued by any Investor without the prior written consent of HoldCo (at the direction of the Sponsor), except to the extent that any such announcements are required by Law, a court of competent jurisdiction, a regulatory body or international stock exchange, and then only after (a) the form and terms of such disclosure have been provided to HoldCo for its review and comment, and (b) notice has been provided to HoldCo and HoldCo had a reasonable opportunity to comment thereon, in each case to the extent legally permissible.

Section 1.13      Confidentiality.

(a)      Except as permitted under Section 1.13(d) no Party shall, and each Party shall direct its Representatives not to, disclose any Confidential Information (as defined below) received by it (the “Recipient”) from any other Party (the “Discloser”) to any third party, other than to such Party’s Representatives. No Party shall, and each Party shall direct its Representatives not to, use any Confidential Information for any purpose other than for the purposes of giving effect to and performing its obligations under this Agreement or evaluating, negotiating and implementing the Transactions. “Confidential Information” includes (i) all written, oral or other information obtained in confidence by one Party from any other Party in connection with this Agreement or the Transactions, and (ii) the fact that an evaluation of the Transactions is occurring or has occurred, that information is being or has been made available to the Recipients or that discussions or negotiations are occurring or have occurred concerning the Transactions, or any of the terms, conditions or other facts with respect to this Agreement and any definitive documentation in connection with the Transactions, including the Merger Agreement, including the status thereof, in each case, unless such information (A) was in the Recipients’ or their Representatives’ possession prior to the disclosure by the Discloser or any of its Representative(s), (B) is or becomes part of the public domain other than by a breach of this Agreement by any Recipient or any of their respective Representatives, (C) is independently developed by such Recipient or any of its Representatives, whether on its own or jointly with a third party, or (D) comes into a Recipient’s possession from a third party who is not known by such Recipient (or its Representatives), after reasonable investigation, to be bound by any confidentiality obligations to the Discloser.

(b)      Subject to Section 1.13(c), the Recipient shall, and shall procure its Affiliates and Representatives that receive Confidential Information to, promptly return or destroy (in the Recipient’s sole discretion), upon written request of the Discloser, any and all Confidential Information which falls within clause (i) of the definition of Confidential Information; provided that with respect to any electronic data that constitutes Confidential Information, the foregoing obligation shall not apply to any electronic data stored on the back-up tapes of the Recipient’s hardware to the extent such destruction is not reasonably practicable. Notwithstanding the foregoing, the Investors shall be permitted to retain copies of the Confidential Information in order to comply with applicable law, court or regulatory agency or authority or its internal compliance procedures.

(c)      Each Party acknowledges that, in relation to Confidential Information received from the other Parties, the obligations contained in this Section 1.13 shall continue to apply for a period of twelve (12) months following termination of this Agreement pursuant to Section 2.1, unless otherwise agreed in writing.

(d)      Notwithstanding anything to the contrary in this Agreement, a Party may disclose Confidential Information (i) to its Representatives who need to know such information for the purpose of evaluating, negotiating, financing and consummating the Transaction or in connection with any Permitted Syndication (if applicable), provided that such Party shall procure its Representatives to comply with the confidentiality obligations as provided herein and shall be responsible for any breach of such confidentiality obligations by its Representatives; or (ii) if required by Law (including stock exchange rules) or judgment of a competent jurisdiction or requested by any governmental agency, regulatory or self-regulatory agency of a competent jurisdiction, provided that such Party (or its Representative, as applicable) shall, to the extent legally permissible and reasonably practicable, promptly provide the Discloser with prior written notice of such disclosure to allow the Discloser (at its own cost) to seek a protective order, confidential treatment or other appropriate remedy and in any event shall furnish only that portion of the information that is legally required or requested and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded to such information (provided that the immediately foregoing proviso shall not be applicable to any disclosure required to be made by a Party to any competent regulatory authority with jurisdiction over such Party with respect to its business or in connection with any routine banking exam by such regulatory authority, in each case, not targeted at the Sponsor, the Holdco or the Transactions).

Section 1.14     Tax. Each Investor shall be responsible for its own Taxes and related Tax obligations arising from the Transactions (including Tax filings, payments and other obligations). The Investors shall cooperate with the Surviving Entity in fulfilling the Surviving Entity’s Tax withholding, reporting, registration or similar obligations, if any, in connection with the Transactions.

ARTICLE II
MISCELLANEOUS

Section 2.1       Effectiveness. This Agreement shall become effective on the date hereof and shall terminate (except with respect to Section 1.7, Section 1.9, Section 1.10, Section 1.11(c) (solely with respect to Failing Investors), Section 1.12, Section 1.13 and ARTICLE II, which shall survive any termination of this Agreement) upon the earlier of the Effective Time and the termination of the Merger Agreement pursuant to Article IX thereof; provided that Section 1.6 shall remain in effect if this Agreement is terminated upon the Effective Time until a shareholders’ agreement or other definitive agreement containing customary terms and, subject to mutually agreed changes, the terms set forth on Exhibit A hereto is duly executed by the Investors in accordance with Section 1.6; provided, further, that any liability for failure to comply with the terms of this Agreement prior to such termination shall survive such termination.

Section 2.2       Amendment. Except for updates to Schedule I made pursuant to Section 1.2(b), this Agreement may be amended or modified and the provisions hereof may be waived, only by an agreement in writing signed by the Sponsor and all Principal Investors; provided that no provision of this Agreement (excluding exhibits) may be amended in a manner that by its terms is disproportionately adverse to any Investor than the other Investors, unless the written consent of such Investor has been obtained. Amendments or modifications to this Agreement made in accordance with this Section 2.2 shall be binding on all Parties. No provision of this Agreement may be waived, discharged or terminated other than by an instrument in writing signed by the Investor against whom the enforcement of such waiver, discharge or termination is sought.

Section 2.3       Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner. In any event, the invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

Section 2.4       Remedies. Except as provided herein, this Agreement will be enforceable by all available remedies at law or in equity (including, without limitation, specific performance), provided that this Agreement may only be enforced against an Investor by HoldCo, Parent or Merger Sub, acting at the direction of the Sponsor. In the event that HoldCo determines to enforce the provisions of the Equity Commitment Letters, the Support Agreement or the Additional Rollover Agreements, in each case, in accordance with this Agreement, the Investors that are prepared to fulfill their (or their Affiliates’ or equityholders’) respective Commitments immediately prior to the Closing (the “Closing Investors”) shall be entitled, in their discretion, to either (i) specific performance of the terms of this Agreement and the Equity Commitment Letters, the Support Agreement or the Additional Rollover Agreements, as applicable, together with any costs of enforcement incurred by the Closing Investors in seeking to enforce such remedy or (ii) payment by the Failing Investors in an amount equal to the aggregate out-of-pocket damages incurred by such Closing Investors and their Affiliates (including without limitation amounts paid under any such Closing Investors’ or their Affiliates’ Limited Guarantees). If HoldCo, acting at the direction of the Sponsor, determines to enforce the remedy described in the preceding sentence against any Failing Investor, it must do so against all Failing Investors. If there are multiple Failing Investors, each Failing Investor’s portion of the total obligations hereunder shall be the amount equal to the product of (A) the amounts due from all Failing Investors hereunder (including the value of any Rollover Shares and Rollover Warrants of such Failing Investors calculated at the Per Share Merger Consideration, the Per Warrant Merger Consideration and the Per Warrant Consent Fee) multiplied by (B) a fraction of which the numerator is the value of such Failing Investor’s Commitment (including the value of any Rollover Shares and Rollover Warrants of such Failing Investor calculated at the Per Share Merger Consideration, the Per Warrant Merger Consideration and the Per Warrant Consent Fee) and the denominator is the sum of all Failing Investors’ Commitments (including the value of any Rollover Shares and Rollover Warrants of all Failing Investor calculated at the Per Share Merger Consideration, the Per Warrant Merger Consideration and the Per Warrant Consent Fee).

Section 2.5        No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that certain of the Investors may be partnerships, limited liability companies, corporations or other entities, HoldCo, Parent Merger Sub and each Investor covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against and no personal liability shall attach to, be imposed on or otherwise be incurred by any former, current or future direct or indirect holder of any equity, stock, general or limited partnership or limited liability company interest, controlling Person, management company, portfolio company, incorporator, director, officer, employee, agent, advisor, attorney, representative, Affiliate (other than any permitted assignee under Section 2.10), members, managers, general or limited partners, shareholders, stockholders, successors or assignees of any Investor or of any former, current or future direct or indirect holder of any equity, stock, general or limited partnership or limited liability company interest, controlling Person, management companies, portfolio companies, incorporators, directors, officers, employees, agents, advisors, attorneys, representatives, Affiliates (other than any permitted assignee under Section 2.10), members, managers, general or limited partners, shareholders, stockholders, successors or assignees of any of the foregoing, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, for any obligation of any Investor under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation (in each case other than against parties to this Agreement or such other document or instrument as expressly provided therein).

Section 2.6        Governing Law; Jurisdiction.

(a)      This Agreement shall be interpreted, construed and governed by and in accordance with the Laws of the State of New York, without regard to the conflicts of law principles thereof that would subject such matter to the Laws of another jurisdiction.

(b)      Any Actions arising out of or in any way relating to this Agreement shall be submitted to the Hong Kong International Arbitration Centre (“HKIAC”) and resolved in accordance with the Arbitration Rules of HKIAC in force at the relevant time and as may be amended by this Section 2.6 (the “Rules”). The place of arbitration shall be Hong Kong Special Administrative Region of the People’s Republic of China. The official language of the arbitration shall be English and the tribunal shall consist of three arbitrators (each, an “Arbitrator”). The claimant(s), irrespective of number, shall nominate jointly one Arbitrator; the respondent(s), irrespective of number, shall nominate jointly one Arbitrator; and a third Arbitrator will be nominated jointly by the first two Arbitrators and shall serve as chairman of the arbitration tribunal. In the event the claimant(s) or respondent(s) or the first two Arbitrators shall fail to nominate or agree the joint nomination of an Arbitrator or the third Arbitrator within the time limits specified by the Rules, such Arbitrator shall be appointed promptly by the HKIAC. The arbitration tribunal shall have no authority to award punitive or other punitive−type damages. The award of the arbitration tribunal shall be final and binding upon the disputing parties. Any party to an award may apply to any court of competent jurisdiction for enforcement of such award and, for purposes of the enforcement of such award, the Parties irrevocably and unconditionally submit to the jurisdiction of any court of competent jurisdiction and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum.

(c)      Notwithstanding the foregoing, the Parties hereby consent to and agree that in addition to any recourse to arbitration as set out in this Section 2.6, any Party may, to the extent permitted under the rules and procedures of the HKIAC, seek an interim injunction or other form of relief from the HKIAC as provided for in its Rules. Such application shall also be governed by, and construed in accordance with, the Laws of the State of New York.

Section 2.7       Exercise of Rights and Remedies.

(a)      Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. No failure or delay on the part of any Party in the exercise of any right, power or privilege hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right, power or privilege.

(b)      The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that money damages alone would not be an adequate remedy for such damages from any actual or threatened breach of this Agreement. Except as set forth in this Section 2.7, including the limitations set forth in Section 2.7(c), it is agreed that prior to any termination of this Agreement, each Party shall be entitled to specific performance or injunctive or other equitable relief (without posting a bond or other security) to enforce or prevent any violations of any provision of this Agreement, in addition to all other rights and remedies available at law or in equity to such party, including the right to claim money damages for breach of any provision of this Agreement. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by a party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by a party.

(c)      The Parties’ right of specific enforcement is an integral part of the transactions contemplated hereby and each Party hereby waives any objections to the grant of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement by any other Party (including any objection on the basis that there is an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity), and each Party shall be entitled to an injunction or injunctions and to specifically enforce the terms and provisions of this Agreement to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such Party under this Agreement all in accordance with the terms of this Section 2.7. In the event any Party seeks an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, such Party shall not be required to provide any bond or other security in connection with such order or injunction all in accordance with the terms of this Section 2.7.

Section 2.8       Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt (or, in the case of electronic mail, when no error message is generated) when transmitted by facsimile transmission or by electronic mail or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the next Business Day if transmitted by international overnight courier, in each case to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

if to HoldCo, Parent, Merger Sub, Sponsor or the Co-Investment Vehicle (as defined in Schedule I hereto), to:

Unit 3004, Garden Square

No. 968, Beijing West Road, Jing’An

Shanghai, China
Attention: Carl Wu

E-mail: carl@new-frontier.com

with a required copy to (which shall not constitute notice):

Simpson Thacher & Bartlett LLP
3901 China World Tower

1 Jianguomenwai Avenue

Beijing 100004, China
Attention:        Yang Wang
E-mail:              Yang.Wang@stblaw.com

if to any other Investor, at the address set forth in such Investor’s Equity Commitment Letter or Support Agreement.

Section 2.9       Other Agreements. This Agreement, together with the Merger Agreement, the Equity Commitment Letters, the Limited Guarantees, the Support Agreement, the Additional Rollover Agreements and other agreements referenced herein, constitutes the entire agreement, and supersedes all prior agreements, understandings, negotiations and statements, both written and oral, among the Parties or any of their Affiliates with respect to the subject matter contained herein except for such other agreements as are referenced herein which shall continue in full force and effect in accordance with their terms having been expressly amended, clarified or supplemented by this Agreement. Notwithstanding the foregoing, in the event of any conflict between the provisions of this Agreement and the provisions of such other agreements as are referenced herein, the provisions of this Agreement shall prevail.

Section 2.10      Assignment. Other than as provided herein, this Agreement may not be assigned by any Party or by operation of law or otherwise without the prior written consent of each of the other Parties, except that the Agreement may be assigned to an Affiliate of a Party or in connection with a Permitted Syndication, and, with the prior written approval of the Sponsor, may be assigned by a Failing Investor to a new investor that accepts such Failing Investor’s Commitment pursuant to Section 1.8; provided that the Party making such assignment shall not be released from its obligations hereunder. Any attempted assignment in violation of this Section 2.10 shall be void. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, legal representatives and permitted assigns of the parties. Nothing in this Agreement, express or implied, shall be construed as giving any person, other than the parties and their heirs, successors, legal representatives and permitted assigns any right, remedy, obligation, liability or claim under or in respect of this Agreement or any provision hereof.

Section 2.11     No Promotion. Without the mutual agreement of each of the West Street Investors, no Investor shall, as applicable, (i) use in advertising or publicity the name of Goldman Sachs & Co. LLC or any of its respective Affiliates, or any partner or employee of any such Affiliates, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by Goldman Sachs & Co. LLC or any of its respective Affiliates, except in connection with the use of such name in the Proxy Statement, the Schedule 13E-3 or any other filing or notification with any Governmental Entity in connection with the Transactions, or (ii) represent, directly or indirectly, that any product or any service provided by the Investors has been approved or endorsed by Goldman Sachs & Co. LLC, or any of their respective Affiliates. Without the prior written consent of Warburg Pincus, no Investor (excluding Warburg Pincus’s Affiliates) shall, (i) use in advertising or publicity the name of Warburg Pincus or any of its Affiliates, or any partner or employee of any such Affiliates, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by Warburg Pincus or any of its Affiliates, except in connection with the use of such name in the Proxy Statement, the Schedule 13E-3 or any other filing or notification with any Governmental Entity in connection with the Transactions, or (ii) represent, directly or indirectly, that any product or any service provided by such Investor has been approved or endorsed by Warburg Pincus, or any of its Affiliates.

Section 2.12      Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

UNICORN II HOLDINGS LIMITED

By:	/s/ Carl Wu
Name:	Carl Wu
Title:	Authorized Signatory

UNICORN II PARENT LIMITED

By:	/s/ Carl Wu
Name:	Carl Wu
Title:	Authorized Signatory

UNICORN II MERGER SUB LIMITED

By:	/s/ Carl Wu
Name:	Carl Wu
Title:	Authorized Signatory

[Unicorn II - Signature Page to Interim Investors Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

NEW FRONTIER PUBLIC HOLDING LTD.

By:	/s/ Carl Wu
Name:	Carl Wu
Title:	Authorized Signatory

[Unicorn II - Signature Page to Interim Investors Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

STRATEGIC HEALTHCARE HOLDING LTD.

By:	/s/ Carl Wu
Name:	Carl Wu
Title:	Authorized Signatory

[Unicorn II - Signature Page to Interim Investors Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

CARNIVAL INVESTMENTS LIMITED

By:	/s/ Kam Chung Leung
Name:	Kam Chung Leung
Title:	Director

[Unicorn II - Signature Page to Interim Investors Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

MAX RISING INTERNATIONAL LIMITED

By:	/s/ Carl Wu
Name:	Carl Wu
Title:	Authorized Signatory

[Unicorn II - Signature Page to Interim Investors Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

YING ZENG

By:	/s/ Ying Zeng
Name:	Ying Zeng

[Unicorn II - Signature Page to Interim Investors Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

HMJ HOLDINGS LIMITED

By:	/s/ Carl Wu
Name:	Carl Wu
Title:	Authorized Signatory

[Unicorn II - Signature Page to Interim Investors Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

VIVO CAPITAL FUND IX (CAYMAN), L.P.
By Vivo Capital IX (Cayman), LLC (General Partner)

By:	/s/ Frank Kung
Name:	Frank Kung
Title:	Managing Member

[Unicorn II - Signature Page to Interim Investors Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

NF SPAC HOLDING LIMITED

By:	/s/ TANG Chun Wai Nelson
Name:	TANG Chun Wai Nelson
Title:	Director

[Unicorn II - Signature Page to Interim Investors Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

SUN HING ASSOCIATES LIMITED

By:	/s/ TANG Chun Wai Nelson
Name:	TANG Chun Wai Nelson
Title:	Director

[Unicorn II - Signature Page to Interim Investors Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

NAN FUNG GROUP HOLDINGS LIMITED

By:	/s/ TANG Chun Wai Nelson
Name:	TANG Chun Wai Nelson
Title:	Director

[Unicorn II - Signature Page to Interim Investors Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

BRAVE PEAK LIMITED

By:	/s/ Hui Mei Mei, Carol
Name:	Hui Mei Mei, Carol
Title:	Director

[Unicorn II - Signature Page to Interim Investors Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

ASPEX MASTER FUND

By:	/s/ Li, Ho Kei
Name:	Li, Ho Kei
Title:	Authorized Signatory

[Unicorn II - Signature Page to Interim Investors Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

AMF-7 HOLDINGS LIMITED

By:	/s/ Li, Ho Kei
Name:	Li, Ho Kei
Title:	Authorized Signatory

[Unicorn II - Signature Page to Interim Investors Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

ROBERTA LIPSON

By:	/s/ Roberta Lipson
Name:	Roberta Lipson

[Unicorn II - Signature Page to Interim Investors Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

BENJAMIN LIPSON PLAFKER TRUST
Acting by Roberta Lipson, its trustee

By:	/s/ Roberta Lipson
Name:	Roberta Lipson
Title:	Trustee

[Unicorn II - Signature Page to Interim Investors Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

DANIEL LIPSON PLAFKER TRUST
Acting by Roberta Lipson, its trustee

By:	/s/ Roberta Lipson
Name:	Roberta Lipson
Title:	Trustee

[Unicorn II - Signature Page to Interim Investors Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

JOHNATHAN LIPSON PLAFKER TRUST
Acting by Roberta Lipson, its trustee

By:	/s/ Roberta Lipson
Name:	Roberta Lipson
Title:	Trustee

[Unicorn II - Signature Page to Interim Investors Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

ARIEL BENJAMIN LEE TRUST
Acting by Roberta Lipson, its trustee

By:	/s/ Roberta Lipson
Name:	Roberta Lipson
Title:	Trustee

[Unicorn II - Signature Page to Interim Investors Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

LIPSON 2021 GRAT
Acting by Roberta Lipson, its trustee

By:	/s/ Roberta Lipson
Name:	Roberta Lipson
Title:	Trustee

[Unicorn II - Signature Page to Interim Investors Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

ADVANCE DATA SERVICES LIMITED

By:	/s/ Ma Huateng
Name:	Ma Huateng
Title:	Director

[Unicorn II - Signature Page to Interim Investors Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

YUNQI CHINA SPECIAL INVESTMENT A

By:	/s/ Christopher Min Fang Wang
Name:	Christopher Min Fang Wang
Title:	Director

[Unicorn II - Signature Page to Interim Investors Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

SMART SCENE INVESTMENT LIMITED

By:	/s/ Lui Kon Wai
Name:	Lui Kon Wai
Title:	Director

[Unicorn II - Signature Page to Interim Investors Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

YORK ASIAN OPPORTUNITIES INVESTMENTS MASTER FUND, L.P.

By:	/s/ Mark He
Name:	Mark He
Title:	Managing Director – Portfolio Manager

[Unicorn II - Signature Page to Interim Investors Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

SMART WILL INVESTMENTS LIMITED

By:	/s/ Chan Wai Kan
Name:	Chan Wai Kan
Title:	Director

[Unicorn II - Signature Page to Interim Investors Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

LY HOLDING CO., LIMITED

By:	/s/ NG Ka Lam
Name:	NG Ka Lam
Title:	Director

[Unicorn II - Signature Page to Interim Investors Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

FOSUN INDUSTRIAL CO., LIMITED

By:	/s/ Qiyu CHEN
Name:	Qiyu CHEN
Title:	Director

[Unicorn II - Signature Page to Interim Investors Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

WSCP VIII EMP ONSHORE INVESTMENTS, L.P.
By: WSCP VIII ESC ADVISORS, L.L.C., its General Partner

By:	/s/ William Y. Eng
Name:	William Y. Eng
Title:	Vice President

WSCP VIII EMP OFFSHORE INVESTMENTS, L.P.
By: WSCP VIII ESC ADVISORS, L.L.C., its General Partner

By:	/s/ William Y. Eng
Name:	William Y. Eng
Title:	Vice President

WEST STREET CAPITAL PARTNERS VIII, L.P.
By: Goldman Sachs & Co. LLC, Attorney-in-Fact

By:	/s/ William Y. Eng
Name:	William Y. Eng
Title:	Attorney-in-Fact

WEST STREET CAPITAL PARTNERS VIII - PARALLEL, L.P.
By: Goldman Sachs & Co. LLC, Attorney-in-Fact

By:	/s/ William Y. Eng
Name:	William Y. Eng
Title:	Attorney-in-Fact

WSCP VIII OFFSHORE INVESTMENTS, SLP
By: WEST STREET CAPITAL PARTNERS
VIII ADVISORS, S.À R.L., its General Partner

By:	/s/ Stéphane Lachance - Claire Kasumaba
Name:	Stéphane Lachance - Claire Kasumaba
Title:	Managers

[Unicorn II - Signature Page to Interim Investors Agreement]

GOLDMAN SACHS ASIA STRATEGIC II PTE. LTD.

By:	/s/ Tan Ching Chek
Name:	Tan Ching Chek
Title:	Director

WEST STREET PRIVATE MARKETS 2021, L.P.
By: Goldman Sachs & Co. LLC, its Investment Manager

By:	/s/ William Y. Eng
Name:	William Y. Eng
Title:	Attorney-in-Fact

[Unicorn II - Signature Page to Interim Investors Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

CALCITE GEM INVESTMENTS GROUP LTD

By:	/s/ David Sreter
Name:	David Sreter
Title:	Director

[Unicorn II - Signature Page to Interim Investors Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

PSSF UNICORN II LTD

By:	/s/ Natalie Medlicott
Name:	Natalie Medlicott
Title:	Authorised Signatory

[Unicorn II - Signature Page to Interim Investors Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

YI FANG DA SIRIUS INV. LIMITED

By:	/s/ SHI Feng – HO Kwok Wah
Name:	SHI Feng – HO Kwok Wah
Title:	Authorized Signatory

[Unicorn II - Signature Page to Interim Investors Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

GAORONG PARTNERS FUND V, L.P.

By:	/s/ Peter Wong
Name:	Peter Wong
Title:	Authorized Signatory

GAORONG PARTNERS FUND V-A, L.P.

By:	/s/ Peter Wong
Name:	Peter Wong
Title:	Authorized Signatory

[Unicorn II - Signature Page to Interim Investors Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

PLEIAD ASIA MASTER FUND

By:	/s/ Marc Towers
Name:	Marc Towers
Title:	Director

PLEIAD ASIA EQUITY MASTER FUND

By:	/s/ Marc Towers
Name:	Marc Towers
Title:	Director

[Unicorn II - Signature Page to Interim Investors Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

NEWQUEST ASIA FUND IV
(SINGAPORE) PTE. LTD.

By:	/s/ Darren Massara
Name:	Darren Massara
Title:	Director

[Unicorn II - Signature Page to Interim Investors Agreement]